Exhibit 99.2

Fastly Announces First Quarter 2020 Financial Results

SAN FRANCISCO (May 6, 2020) — Fastly, Inc. (NYSE: FSLY), provider of an edge cloud platform, posted today its financial results for the first quarter 2020, in its shareholder letter on the Investor Relations section of its website at https://investors.fastly.com.

“Our first-quarter results underscore the strength and value of our modern edge platform. The momentum from 2019 continued through the first quarter and was further bolstered in late March by increased traffic on our platform from social distancing orders implemented across the world,” said Joshua Bixby, CEO of Fastly. “These unprecedented times highlight the importance of digital transformation now more than ever, and our innovative and resilient customer base enables us to remain confident in the demand for our mission-critical services and the accelerated growth of our business. As we navigate through these uncertain times, we will continue to prioritize the health and safety of our employees, customers, partners, and communities while providing reliable, scalable, and secure digital experiences to our customers.”

Fastly management will host a live Q&A session today at 2:00 p.m. PT / 5:00 p.m. ET to discuss financial results and outlook.

Fastly First Quarter 2020 Q&A Session
When: Wednesday, May 6, 2020
Time: 2:00 p.m. PT / 5:00 pm ET
Conference ID: 7459647
Live Call: (866) 211-4110 (US/Canada) or (647) 689-6608 (International)
Webcast: https://investors.fastly.com

The webcast will be archived on the investor relations site following the call.

About Fastly
Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the Internet. The platform is designed to take advantage of the modern internet, to be programmable, and to support agile software development. Fastly's customers include many of the world’s most prominent companies, including Vimeo, Pinterest, The New York Times, and GitHub.

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, the impact of increased traffic on our platform from social distancing orders implemented across the world, the demand for our mission-critical services, and the accelerated growth of our business. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in Fastly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc.

Investor Contact:
Maria Lukens
ir@fastly.com

Media Contact:
Elaine Greenberg
press@fastly.com